SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2005

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

2411 Stanwell Drive

Concord, California 94520

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

On December 30, 2005, Cerus Corporation (the “Company”) announced that it has submitted a CE Mark application for approval to market its INTERCEPT Blood System for plasma in Europe.  A copy of the Company’s press release, entitled “Cerus Submits CE Mark Application for European Approval of the INTERCEPT Blood System for Plasma,” is furnished as Exhibit 99.1 hereto.

In addition, on December 30, 2005, the Company announced that it has submitted an investigational new drug application to the U.S. Food and Drug Administration to initiate a Phase 1 safety trial for CRS-100, a Listeria-based immunotherapeutic designed to treat patients with cancer that has metastisized to the liver.  A copy of the Company’s press release, entitled “Cerus Submits IND Application for CRS-100 to FDA,” is furnished as Exhibit 99.2 hereto.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

99.1                           Press Release, dated December 30, 2005, entitled “Cerus Submits CE Mark Application for European Approval of the INTERCEPT Blood System for Plasma.”

99.2                           Press Release, dated December 30, 2005, entitled “Cerus Submits IND Application for CRS-100 to FDA.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: January 3, 2006	By:	/s/ Howard G. Ervin
Howard G. Ervin
Vice President, Legal Affairs

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated December 30, 2005, entitled “Cerus Submits CE Mark Application for European Approval of the INTERCEPT Blood System for Plasma.”

99.2	Press Release, dated December 30, 2005, entitled “Cerus Submits IND Application for CRS-100 to FDA.”